UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2011

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2011, the members of the Leadership Development and Compensation Committee of the Board of Directors of Google Inc. (LDCC), determined the allocation of the discretionary bonus payment among Google’s executive officers under the Executive Bonus Plan (Plan). The Plan sets the maximum amount payable to any one executive for the fiscal year 2010 at $4.5 million, and the LDCC has reserved the discretion to reduce or eliminate any actual award under the Bonus Plan. The table below sets forth the individual discretionary bonus payments to Google’s named executive officers in recognition of the executive officers’ contributions to performance in fiscal year 2010:

Name and Current Position	Bonus Amount
Eric E. Schmidt Chairman of the Board of Directors and Chief Executive Officer	$—

Sergey Brin President, Technology	$—

Larry Page President, Products	$—

Patrick Pichette Senior Vice President and Chief Financial Officer	$2,700,000

Nikesh Arora Senior Vice President and Chief Business Officer	$2,700,000

Alan Eustace Senior Vice President, Engineering & Research	$1,800,000

Jonathan J. Rosenberg Senior Vice President, Product Management	$1,700,000

Consistent with its annual equity granting practice for Google’s executive officers, the LDCC also approved the following equity awards for calendar year 2011 for Google’s named executive officers:

Name and Position	Total Value of Equity Award (in millions)[1]
Eric E. Schmidt Chairman of the Board of Directors and Chief Executive Officer	—

Sergey Brin President, Technology	—

Larry Page President, Products	—

Patrick Pichette Senior Vice President and Chief Financial Officer	$15.0

Nikesh Arora Senior Vice President and Chief Business Officer	$20.0

Alan Eustace Senior Vice President, Engineering & Research	$10.0

Jonathan J. Rosenberg Senior Vice President, Product Management	$5.0

[1]

Consistent with Google’s equity granting practice, stock options and Google Stock Units (GSUs) in the ratio of two stock options for each GSU will be granted on April 6, 2011 (the first Wednesday of the month following the date on which the LDCC approved the grant). The exact number of GSUs comprising the equity award will be calculated by dividing the GSU grant value (which is equal to 5/9ths of the total value of the equity award) by the closing price of Google’s Class A common stock on April 5, 2011. The exact number of stock options comprising the equity award will be calculated by dividing the option grant value (which is equal to 4/9ths of the total value of the equity award) by 40% of the closing price of Google’s Class A common stock on April 5, 2011. All equity awards will be rounded up to the nearest whole share and will vest over a period of four years and nine months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 11, 2011	/s/ Eric E. Schmidt
Eric E. Schmidt Chairman of the Board of Directors and Chief Executive Officer